UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 26, 2009

THE DOW CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission File Number)	38-1285128 (IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan 48674
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(989) 636-1000

Not applicable
(Former name or former address, if changed since last report.)

Item 8.01 Other Events.

The Dow Chemical Company issued a press release on January 26, 2009, the text of which appears below:

Dow Chemical Confirms Rohm and Haas Acquisition Will Not Close

On or Before January 27, 2009

MIDLAND, MI - January 26, 2009 - The Dow Chemical Company (NYSE:DOW) confirms it has informed Rohm and Haas that Dow will not close the proposed acquisition on or before January 27, 2009.

Dow has determined that recent material developments have created unacceptable uncertainties on the funding and economics of the combined enterprise. This assessment is based on several macro-economic factors such as the continued crisis in global financial and credit markets combined with the dramatic and stunning failure of Petrochemicals Industries Company of Kuwait (PIC) to fulfill its obligation to complete the formation of the K-Dow joint venture in late December 2008.

"Our long term strategy remains unchanged and the proposed acquisition of Rohm and Haas is consistent with this strategy," said Andrew N. Liveris, Chairman and CEO. Since Dow learned in late December of PIC's failure to close the K-Dow transaction, Dow has been aggressively engaged on multiple paths seeking ways to enable the Rohm and Haas transaction. Dow remains interested in discussions to find a solution to complete the acquisition of Rohm and Haas, but recent events have made closing untenable at this time.

"Dow Chemical has a long history of resiliency in responding to changing market conditions, and that resiliency continues," said Liveris, "but the world has changed significantly and we still do not see the bottom of this unprecedented demand destruction which only accelerated through the fourth quarter and brought December operating rates to historic lows. The Company's commitment to remain financially strong is part of the DNA of this 112-year old company."

Dow previously announced a series of wide-ranging actions to address global economic conditions and is accelerating those actions based on continued deteriorating demand. "We are well-prepared to take the appropriate steps to ensure we retain our options and financial flexibility to see our way through what we anticipate will be an extremely challenging year," said Liveris.

About Dow

With annual sales of $54 billion and 46,000 employees worldwide, Dow is a diversified chemical company that combines the power of science and technology with the "Human Element" to constantly improve what is essential to human progress. The Company delivers a broad range of products and services to customers in around 160 countries, connecting chemistry and innovation with the principles of sustainability to help provide everything from fresh water, food and pharmaceuticals to paints, packaging and personal care products. References to "Dow" or the "Company" mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted.

Note: The forward-looking statements contained in this document involve risks and uncertainties that may affect the Company's operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that the Company's expectations will be realized. The Company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 26, 2009

THE DOW CHEMICAL COMPANY

By: /s/ William H. Weideman

Name: William H. Weideman

Title: Vice President and Controller